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                                                                    EXHIBIT 4.4

                                 TRUST AGREEMENT


         TRUST AGREEMENT, dated as of July 23, 1999 (this "Trust Agreement"), by and among (i) Mercantile Bank Corporation, a Michigan corporation (the "Depositor"), (ii) Wilmington Trust Company, a Delaware banking corporation, as trustee (the "Delaware Trustee"), and (iii) Gerald R. Johnson, Jr., Michael H. Price and Charles E. Christmas, each an individual, as trustees (each of such trustees in (iii) an "Administrative Trustee" and together with the Delaware Trustee collectively, the "Trustees").

         SECTION 1. THE TRUST. The trust created hereby shall be known as MBWM Capital Trust I (the "Trust"), in which name the Trustees, or the Depositor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

         SECTION 2. THE TRUST ESTATE. The Depositor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $10.00. The Trustees hereby acknowledge receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801, et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

         SECTION 3. AMENDED AND RESTATED TRUST AGREEMENT. The Depositor and the Trustees will enter into an amended and restated Trust Agreement, satisfactory to each such party and substantially in the form to be included as an exhibit to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities of the Trust to be referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

         SECTION 4. CERTAIN AUTHORIZATIONS. The Depositor and the Trustees hereby authorize and direct the Depositor, as the sponsor of the Trust, (i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form SB-2 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to such 1933 Act Registration Statement (including the prospectus and exhibits contained therein), relating to the registration under the Securities Act of 1933, as amended, of the Preferred Securities of the Trust and certain other securities of the Depositor and (b) a Registration Statement on Form 8-A (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust
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under the Securities Exchange Act of 1934, as amended; (ii) to file with the
Nasdaq National Market and execute on behalf of the Trust a listing application or applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on the Nasdaq National Market; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or "Blue Sky" laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable; and (iv) to execute on behalf of the Trust such Underwriting Agreements with one or more underwriters relating to the offering of the Preferred Securities as the Depositor, on behalf of the Trust, may deem necessary or desirable, substantially in the form included as an exhibit to the 1933 Act Registration Statement. In the event that any filing referred to in clauses (i), (ii) and
(iii) above is required by the rules and regulations of the Commission, the Nasdaq National Market or state securities or "Blue Sky" laws, to be executed on behalf of the Trust by one or more of the Trustees, the Depositor is hereby authorized and, to the extent required, directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Delaware Trustee shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the Nasdaq National Market or state securities or "Blue Sky" laws.

         SECTION 5. COUNTERPARTS. This Trust Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         SECTION 6. TRUSTEES. The number of Trustees initially shall be four and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor, which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Business Trust Act, one Trustee shall be either a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time. Any of the Trustees may resign upon thirty days' prior notice to the Depositor.

         SECTION 7. GOVERNING LAW. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflicts of law of principles).

         SECTION 8. This Trust Agreement may be amended by written agreement of the parties hereto.
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         IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.


                                       MERCANTILE BANK CORPORATION,
                                       as Depositor


                                       By:
                                          -------------------------------------
                                       Name:    Gerald R. Johnson, Jr.
                                       Title:   Chairman of the Board and
                                                Chief Executive Officer

                                       WILMINGTON TRUST COMPANY,
                                       as Trustee


                                       By:
                                          -------------------------------------

                                       Name:
                                            -----------------------------------

                                       Title:
                                             ----------------------------------

                                       ADMINISTRATIVE TRUSTEES


                                       ----------------------------------------
                                       Gerald R. Johnson, Jr., as Administrative
                                       Trustee


                                       ----------------------------------------
                                       Michael H. Price, as Administrative
                                       Trustee


                                       ----------------------------------------
                                       Charles E. Christmas, as Administrative
                                       Trustee





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